UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 29, 2013

RENEW ENERGY RESOURCES INC

(Exact name of registrant as specified in charter)

Nevada	000-27277	88-0503197
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 N Rampart St

New Orleans, LA 70116

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 934-1620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets

As a coarse of normal business and in conjunction with settling debt obligations which resulted in judgments against Renew Energy Resources (the Company), the Company relinquished all assets that where described in the 10K for the Fiscal Year Ending December 31, 2007 as “Investment Portfolio.” The Company no longer conducts any activities with regard to investing.

Item 3.03.   Material Modification of Rights of Securities Holders

In conjunction with the action described in Item 2.01, the Company eliminated any and all preferred shares that had been issued as consideration for the “Investment Portfolio” and the Company has no other preferred shares issued or authorized.

Item 5.02.

Item 9.01.   Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit No.           Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Renew Energy Resources Inc

Date: November 29, 2013	By:	/s/ Alex Edwards
	Name:	Alex Edwards
	Title:	Chief Executive Officer